EXHIBIT 99.1
GEOGLOBAL ANNOUNCES REVIEW OF STRATEGIC ALTERNATIVES

Calgary, Alberta, Canada, June 9, 2011 – GeoGlobal Resources Inc. (GeoGlobal or the Company) (NYSE Amex: GGR) today announced that the Board of Directors has authorized management to investigate a broad range of strategic alternatives available to the Company to enhance shareholder value.  These capital restructuring and financing alternatives could include, but are not limited to, a sale of assets or stock, a recapitalization or consolidation of the Company, or a joint venture.  As part of the process, the Company has retained the services of Rodman & Renshaw, LLC to assist the Company in exploring this broad range of strategic alternatives.  Rodman & Renshaw, LLC will work directly with the Special Committee that has been formed by the Board.

The Company has not altered its business plan or amended its previously disclosed capital budget and continues with the exploration and development program for 2011 as previously outlined.

The Company will disclose developments with respect to this review process once the Board has approved a definitive transaction or strategic option or unless otherwise as required by law.  There can be no assurance that any strategic alternative will be pursued or completed.

“GeoGlobal has assembled a large and diverse portfolio and we are taking this step to help us realize value from assets that are either reaching maturity or that are not core to our long-term growth strategy” said Paul B. Miller, President and CEO.  With Rodman & Renshaw, LLC’s assistance and guidance, we hope to strategically undertake transactions that will help us capitalize on the value we have created within our current portfolio.”

About GeoGlobal
GeoGlobal Resources Inc., headquartered in Calgary, Alberta, Canada, is a U.S. publicly traded oil and gas company, which, through its subsidiaries, is engaged in the pursuit of petroleum and natural gas in high potential exploration targets through exploration and development in India, Israel and Colombia.

Cautionary Statement For Purposes Of The “Safe Harbor” Provisions Of The Private Securities Litigation Reform Act Of 1995

This press release may contain statements which constitute forward-looking statements within the meaning of the US Private Securities Litigation Reform Act of 1995, including statements regarding the plans, intentions, beliefs and current expectations of GeoGlobal Resources Inc., its directors, or its officers with respect to the oil and gas exploration, development and drilling activities being conducted and intended to be conducted and the outcome of those activities on the exploration blocks in which the Company has an interest. The company updates forward-looking information related to operations, production and capital spending on a quarterly basis and updates reserves, if any, on an annual basis.

We caution you that various risk factors accompany our forward-looking statements and are described, among other places, under the caption “Risk Factors” in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K.  These risk factors could cause our operating results, financial condition and ability to fulfill our plans to differ materially from those expressed in any forward-looking statements made in this press release and could adversely affect our financial condition and our ability to pursue our business strategy and plans. If our plans fail to materialize, your investment will be in jeopardy.

 An investment in shares of our common stock involves a high degree of risk. Our periodic reports we file with the Securities and Exchange Commission and Canadian provincial authorities may be viewed at http://www.sec.gov and www.sedar.com.
For further information contact:
GeoGlobal Resources Inc. www.geoglobal.com	The Equicom Group
Paul B. Miller, President and CEO Carla Boland, Investor Relations and Corporate Affairs	Dave Feick, Managing Director, Western Canada
Phone: +1 403 777-9250 Fax: +1 403 777-9199 Email: info@geoglobal.com	Phone: +1 403 218-2839 Fax: +1 403 218-2830 Email: dfeick@equicomgroup.com